Exhibit 23.1
Consent of Ernst & Young LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report on Form 10-K of Tandy Brands Accessories, Inc. of our report dated July 30, 2004, except for footnote 16 of the consolidated financial statements, as to which the date is August 26, 2004, included in the 2004 Annual Report to Stockholders of Tandy Brands Accessories, Inc.

We also consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-41262, 33-46814, 33-91996, 33-75114, 333-08579, 333-42211, 333-94251, 333-38526, 333-55436, 333-88276, 333-105283, 333-105294 and 333-109526) of (i) our report dated July 30, 2004, except for footnote 16 of the consolidated financial statements as to which the date is August 26, 2004, with respect to the consolidated financial statements of Tandy Brands Accessories, Inc. included in the 2004 Annual Report to Stockholders of Tandy Brands Accessories, Inc. and (ii) our report dated July 30, 2004, with respect to the financial statement schedule included in this Annual Report on Form 10-K for the year ended June 30, 2004.

/s/ ERNST & YOUNG LLP

Fort Worth, Texas September 16, 2004